Exhibit 99.1

September 27, 2012

Elsinore Services, Inc.
Mr. Arne Dunhem
President, Chief Executive Officer, and Chairman of the Board

RE:  Board Resignation

Dear Arne,

Please let this letter serve as my formal resignation as a member of the board of directors for Elsinore Services, Inc. effective immediately.  My resignation is due to the following reasons:

•	Since the inception of Elsinore Service, Inc. I have never been able to devote any time to the company.
•	Other than the original incorporation documents, I have never reviewed or signed any documents related to the company.
•	I have never been involved in any decisions related to the company’s filings, management reports, operations, board reports, or tax filings.

Mason Media Group, LLC remains a shareholder and we would expect to start to receive any other information a shareholder is entitled to.

I wish success with the development of Elsinore Service, Inc.

Sincerely,

/s/ William Todd Mason

William Todd Mason
Chairman and Chief Executive Officer
Mason Media Group, LLC

Mason Media Group, LLC | 4201 Connecticut Avenue, NW | Suite 407 | Washington, DC 20008
P: 202.775.0086 | F: 202.552.5779 | Email: info@masonmediagroup.com